Exhibit 4.6

THIRD AMENDMENT

TO THE SECOND AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Third Amendment”) is made as of June 6, 2018, by and among MACOM Technology Solutions Holdings, Inc., a Delaware corporation (the “Company”), and the Persons listed as set forth on the signature pages hereto, each of which is an Investor under that certain Second Amended and Restated Investor Rights Agreement, dated as of February 28, 2012 (as amended, the “Agreement”), for the purpose of making certain amendments to the Agreement. Unless otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

PRELIMINARY STATEMENTS

Pursuant to Section 3.04 of the Agreement, the Agreement may be amended by the written agreement of the Company, the Majority Class B Investors and the Majority Continuing Investors. The Company and the undersigned Investors constituting the Majority Class B Investors and the Majority Continuing Investors desire to make the amendment to the Agreement set forth in this Third Amendment.

AGREEMENT

NOW, THEREFORE, in consideration for the mutual promises provided herein, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

1. Exception to Piggyback Registration Rights.

Section 2.02(a) of the Agreement is hereby amended by inserting the following sentence at the end of the paragraph in Section 2.02(a):

“Notwithstanding the foregoing, the notice provisions of this Section 2.02(a) shall not apply to any Piggyback Registration relating to the registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission prior to June 30, 2018 (the “2018 Shelf Registration Statement”). Furthermore, only Summit Investors and GaAs Labs Investors, and, for the avoidance of doubt, no other Investor, shall have any registration rights under Article II of the Agreement with respect to their respective Registrable Securities in connection with the 2018 Shelf Registration Statement or any public offering of Registrable Securities which are offered for sale under the 2018 Shelf Registration Statement and the Company shall include in any such public offering all Continuing Investor Registerable Securities held by the GaAs Labs Investors and all Summit Registrable Securities with respect to which the Company has received written requests for inclusion therein within 5 days after receipt of the Company’s notice, subject to the limitations and priorities set forth in this Section 2.02.”

2. Full Force and Effect

Except as otherwise amended hereby, the terms and provisions of the Agreement shall remain in full force and effect and any conflict between the terms of the Agreement and this Third Amendment shall be construed in favor of this Third Amendment.

3. Headings

The headings of this Third Amendment are for convenience only and do not constitute a part of this Third Amendment.

4. Counterparts

This Third Amendment may be executed in any number of counterparts (including by means of facsimile or electronic transmission in portable document format (pdf)), each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

5. Telecopy Execution and Delivery

A facsimile, telecopy or other reproduction of this Third Amendment may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Third Amendment as well as any facsimile, telecopy or other reproduction hereof.

6. Governing Law

This Third Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to the Second Amended and Restated Investor Rights Agreement as of the date first above written.

COMPANY:

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By:	/s/ Robert J. McMullan
Name:	Robert J. McMullan
Title:	Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO THE THIRD AMENDMENT TO THE

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

OCAMPO FAMILY TRUST—2001

By:	/s/ John L. Ocampo
Name:	John L. Ocampo
Title:	Trustee

/s/ John L. Ocampo
John L. Ocampo, Co-Trustee of the 2007 Trust Agreement for Bobby J. Ocampo

/s/ Susan M. Ocampo
Susan M. Ocampo, Co-Trustee of the 2007 Trust Agreement for Bobby J. Ocampo

/s/ John L. Ocampo
John L. Ocampo, Co-Trustee of the 2007 Trust Agreement for Ashley T. Ocampo

/s/ Susan M. Ocampo
Susan M. Ocampo, Co-Trustee of the 2007 Trust Agreement for Ashley T. Ocampo

/s/ John L. Ocampo
John L. Ocampo, Co-Trustee of the 2007 Trust Agreement for Joshua F. Ocampo

/s/ Susan M. Ocampo
Susan M. Ocampo, Co-Trustee of the 2007 Trust Agreement for Joshua F. Ocampo

SIGNATURE PAGE TO THE THIRD AMENDMENT TO THE

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.

By:	Summit Partners PE VII, L.P.
Its:	General Partner

By:	Summit Partners PE VII, LLC
Its:	General Partner

By:	Summit Partners, L.P.
Its:	Managing Member

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ Peter Y. Chung
Name:	Peter Y. Chung
Title:	Member

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-B, L.P.

By:	Summit Partners PE VII, L.P.
Its:	General Partner

By:	Summit Partners PE VII, LLC
Its:	General Partner

By:	Summit Partners, L.P.
Its:	Managing Member

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ Peter Y. Chung
Name:	Peter Y. Chung
Title:	Member

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Master Company, LLC
Its:	Managing Member

By:	/s/ Peter Y. Chung
Name:	Peter Y. Chung
Title:	Member

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Master Company, LLC
Its:	Managing Member

By:	/s/ Peter Y. Chung
Name:	Peter Y. Chung
Title:	Member

SIGNATURE PAGE TO THE THIRD AMENDMENT TO THE

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT